EXHIBIT 10.2

FIRST AMENDMENT TO

MEMBERSHIP INTEREST REDEMPTION AGREEMENT

     This FIRST AMENDMENT TO MEMBERSHIP INTEREST REDEMPTION AGREEMENT (this "Amendment"), dated as of February 16, 2010 (the "Effective Date"), is made and entered into by and among Thermo No. 1 BE-01, LLC, a Delaware limited liability company (the "Company"), Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation ("MLP"), Raser Technologies, Inc., a Delaware corporation ("Raser") and, Intermountain Renewable Power, LLC, a Delaware limited liability company ("IRP") (each of the Company, MLP, Raser and IRP, a "Party" and, collectively, the "Parties").

RECITALS

     WHEREAS, the Parties entered into the Membership Interest Redemption Agreement dated as of December 4, 2009 (the "Redemption Agreement"); and

     WHEREAS, the Parties desire to amend certain to the terms and conditions contained in the Redemption Agreement;

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

Section 1. Defined Terms. Capitalized terms not otherwise defined in this

Amendment or the Redemption Agreement have the meanings given such terms in Schedule Z attached to the Redemption Agreement as Exhibit A ("Schedule Z"). The Parties acknowledge that this Amendment is not a Schedule Z Document (as defined in Schedule Z).

     Section 2. Amendments. (a) Section 2.2.1 of the Redemption Agreement is hereby stricken in its entirety and replaced with the following:

     2.2.1 Consideration. The consideration for the redemption of the Class A Interests shall be the "Redemption Consideration." If the Company has received proceeds from a Cash Grant of at least $30,000,000 prior to June 30, 2010, then the Redemption Consideration will be (i) $17,500,000 if the amount of the convertible notes issued by Raser on March 18, 2008 (the "Raser Convertible Notes") held by Current Holders (as defined below) on June 30, 2010 is no more than 50 percent of the amount of the Raser Convertible Notes held by the holders thereof as of the date of this Agreement (the "Current Holders"), or (ii) $20,000,000 if the amount of the Raser Convertible Notes held by Current Holders on June 30, 2010 is more than 50 percent of the amount of the Raser Convertible Notes held by Current Holders as of the date hereof. If the Company has received proceeds from a Cash Grant of less than $30,000,000 prior to June 30, 2010, then the Redemption Consideration in clauses (i) or (ii) above will be increased respectively to $20,000,000 or $22,500,000. If the Company has received no proceeds under the Cash Grant program prior to June 30, 2010, then the Redemption Consideration will be $24,500,000, unless Raser pays the Redemption Consideration in cash on or before July 7, 2010, in which case the Redemption Consideration will be $17,500,000. For the avoidance of doubt, Raser"s failure to reach an agreement with the holders of the Raser Convertible Notes will not prevent the Parties from entering into or performing their obligations under this Redemption Agreement or Raser or its Designated Affiliates (as defined in Section 2.2.2) from providing the guarantee or promissory note referred to in Section 2.2.2 or any security therefor.

     (b) Section 2.2.2 of the Redemption Agreement is hereby stricken in its entirety and replaced with the followings:

     2.2.2 Payment. The Company will pay the Redemption Consideration by delivering to MLP on the Effective Date a promissory note (the "Redemption Note," in the form attached as Exhibit B hereto) made payable to MLP for the amount of the Redemption Consideration; provided that the Redemption Note will come into effect on the Redemption Date. Payment under the Redemption Note will be due and payable on the Guaranteed Final Completion Date, but in no event prior to when and as otherwise permitted under Section 3.9.3.2.6 of the Account and Security Agreement, as amended. The Company"s obligations under the Redemption Note will be guaranteed, jointly and severally, by Raser, IRP, Raser Power Systems, LLC, Western Renewable Power, LLC, RT Patent Company, Inc. and Columbia Renewable Power, LLC (each of IRP, Raser Power Systems, LLC, Western Renewable Power, LLC, RT Patent Company, Inc. and Columbia Renewable Power, LLC, a "Designated Affiliate") pursuant to a guaranty to be delivered by Raser to MLP on the Effective Date in the form attached as Exhibit C hereto (such guaranty, as amended, supplemented or modified from time to time, the "Raser Guaranty"). Raser and the Designated Affiliates will deliver to MLP on the Effective Date a promissory note (the "Raser Note") in the principal amount of up to $24,500,000, as provided in this Agreement, dated as of June 30, 2010 and effective as of June 30, 2010 only to the extent that all or any portion of the Redemption Consideration remains unpaid as of June 30, 2010 (the "Shortfall"). A copy of the Raser Note is attached hereto as Exhibit D. Raser and the Designated Affiliates will cause the Raser Note to be secured by a deed of trust and security agreements substantially in the form attached as Exhibit F hereto (the "DTSA") and such other instruments and documents reasonably requested by MLP (including customary legal opinions from outside counsel to Raser reasonably acceptable to MLP) in order to create and perfect a Lien against each of the Collateral Parcels, Resource Support Parcels and an undivided interest in the Interconnection Assets, after the release thereof by the Collateral Agent following satisfaction of the relevant release conditions contained in Article XI of the Account and Security Agreement and transfer of such parcel or asset by the Company to IRP in accordance with the Account and Security Agreement and the LLC Operating Agreement. IRP and the Company agree to take all steps that either is legally entitled to take and that are reasonably necessary to cause the Collateral Agent to release such collateral and to cause the Company to transfer such collateral to IRP as described above, and IRP shall cause such collateral to become subject to the Lien under the DTSA as soon as practicable but in no event later than ten Business Days following the satisfaction of the relevant release conditions contained in Article XI of the Account and Security Agreement. IRP and the Company acknowledge and agree that MLP shall be entitled to, and shall have, a Lien on the Collateral Parcels, Resource Support Parcels and Interconnection Assets immediately upon the release of such parcels or assets, as applicable, from the Lien of the Collateral Agent, subject to complying with any governmental consent rights applicable to certain of such parcels. Each of IRP and the Company agree that they shall not pledge or create any Lien or other encumbrance on or with respect to the Collateral Parcels, the Resource Support Parcels or the Interconnection Assets in favor of any Person other than MLP prior to the payment in full of the Redemption Consideration; provided, that the foregoing shall not apply to Liens or other encumbrances created by the Company securing indebtedness for borrowed money that is permitted by clause (i)(b) of Section 2.5 so long as such Liens or other encumbrances are removed on or before the date on which each of the Collateral Parcels, Resource Support Parcels and Interconnection Assets is required to be released from the Lien of the Collateral Agent. On the day immediately following the Guaranteed Final Completion Date, the Redemption Note and the Raser Guaranty will terminate and have no further force or effect and the Company shall have no further obligation for payment of the obligations evidenced thereby and MLP will look solely to Raser and the Designated Affiliates, the Raser Note and the above-described collateral for the Raser Note as to the payment of any Shortfall. Notwithstanding the terms of the Raser Note, so long as any amount of the Shortfall remains unpaid under the Raser Note and to the extent of such amount, any funds to be distributed (pursuant to Section 3.2.1.5 of the Account and Security Agreement) to IRP or a transferee or Affiliate of IRP will be paid by the Company (pursuant to instructions from IRP or the transferee or Affiliate described below) to MLP and applied against the remaining Shortfall and accrued but unpaid interest under the Raser Note, and Raser shall cause IRP and its Affiliates to instruct the Company and the Collateral Agent accordingly on the Effective Date or any later date on which a payment would be made to IRP or a transferee or Affiliate of IRP to whom such instruction was not previously given. If any payment is received by IRP, or any of its Affiliates, in contravention of any of the terms of this Section 2.2.2, then the payment will be received in trust for the benefit of MLP and will be promptly paid over or delivered and transferred to MLP. For the avoidance of doubt, no amount payable under the UTC Purchase Contract may be made by the Company or the Collateral Agent prior to the payment in full of the Shortfall and all accrued but unpaid interest on the Raser Note.

     (c) Section 2.5 of the Redemption Agreement is hereby amended to delete the date "February 17, 2010" each time it appears and to replace such date with "July 1, 2010".

     (d) Section 2.5 of the Redemption Agreement is hereby further amended to add the following sentence at the end of such section: "In the event that, pursuant to Section 6(B)(iv) of the Certificate of Rights and Preferences of Series A-1 Cumulative Convertible Preferred Stock of Raser Technologies, Inc. dated February 3, 2010 (the "Preferred Stock Certificate"), the Holder (as such term is defined in the Preferred Stock Certificate) elects to receive cash in lieu of Raser common stock in connection with a redemption of Series A-1 Preferred Stock (as such term is defined in the Preferred Stock Certificate), then the figure of $20,000,000 as used each time in clause (ii) of this Section 2.5 shall be reduced, as of the date of the Holder"s election, dollar for dollar by the aggregate amount of cash that the Holder elects to receive pursuant to its election."

     (e) Section 5.5 of the Redemption Agreement is hereby amended to delete the date "February 16, 2010" and replace such date with "June 30, 2010".

     Section 3. Replacement of Note. The Raser Note delivered to MLP upon execution of the Redemption Agreement is hereby cancelled and replaced with an Amended and Restated Raser Note (the "Amended and Restated Raser Note") to be delivered to MLP upon execution of this Amendment in the form attached hereto as Exhibit A. Upon receipt of the Amended and Restated Raser Note, MLP shall return the original Raser Note to Raser marked "CANCELLED."

Section 4.

General Provisions.

     4.1 Each of Raser and IRP represents and warrants to MLP as to itself and the Company, as of the date of this Amendment, as follows: (a) each of the representations and warranties made by such entity as to itself and the Company in Article III of the Redemption Agreement is true and correct as of the date of this Amendment (and in the case of any representation and warranty in Article III relating to the "Agreement", such representation and warranty is true and correct as to the Redemption Agreement as amended by this Amendment); (b) the entry by Raser into a transaction involving the sale of convertible preferred stock and certain investment rights to Fletcher Asset Management, Inc. or an affiliate thereof that closed on or about February 3, 2010 did not and will not (i) adversely affect the availability and priority of the collateral to be pledged to MLP to secure the Amended and Restated Raser Note or (ii) otherwise adversely affect the rights of MLP under the Redemption Agreement, the Redemption Note, the Amended and Restated Raser Note or the Raser Guaranty; and (c) each of Raser, IRP and the Company has obtained all necessary consents, approvals and authorizations (including any consent required from The Prudential Insurance Company of America and Deutsche Bank Trust Company Americas) required for them to enter into and perform this Amendment, the Amended and Restated Raser Note, the Redemption Note and the Raser Guaranty.

     4.2 MLP hereby acknowledges that, concurrently with the execution of this Amendment, Raser, IRP and the Company are entering into an agreement with the Lender (as defined in Schedule Z) that will extend the Guaranteed Final Completion Date to June 30, 2010, a true and correct copy of which has been provided by Raser to MLP.

4.3 The parties confirm that the Redemption Date (as such term is defined in Section

2.1	of the Redemption Agreement) occurred on December 10, 2009.

4.4 Except as expressly modified by this Amendment, the Redemption Agreement shall continue in full force and effect, and nothing contained herein shall be construed as a waiver or modification of any existing rights and obligations of the parties thereunder.

     4.5 This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     4.6 This Amendment shall in all respects be governed by and construed in accordance with the laws the State of New York, without giving effect to any choice of law rules thereof which may permit or require the application of the laws of another jurisdiction. The Parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York in the county of New York or of the United States of America in the Southern District of New York and hereby waive, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue in an such action or proceeding in any such court.

     IN WITNESS WHEREOF, each Party has caused this Amendment to be signed on its behalf as of the date first written above.

THERMO NO. 1 BE-01, LLC, a Delaware limited liability company

By:	Intermountain Renewable Power, LLC,
a Delaware limited liability company
Its:	Managing Member

By: /s/Richard D. Clayton
Name: Richard D. Clayton
Title: Manager

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, a Delaware corporation

By: /s/ Faiz Ahmad Name: Faiz Ahmad Title: Director

RASER TECHNOLOGIES, INC. a Delaware corporation

By: /s/Richard D. Clayton Name: Richard D. Clayton

Title: Executive Vice President and General Counsel

INTERMOUNTAIN RENEWABLE POWER, LLC, a Delaware limited liability company Its: Managing Member

By: /s/Richard D. Clayton Name: Richard D. Clayton Title: Manager

The Prudential Insurance Company of America as the Administrative Lender, does hereby consent to the execution of this First Amendment to Membership Interest Redemption Agreement, the Amended and Restated Promissory Note attached hereto, and the Amendment to Guaranty, each as required by Section 6.22 of the Credit Agreement.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,

as Administrative Lender

By: /s/ Matthew A. Baker Name: Matthew A. Baker Title: Vice President

EXHIBIT A

FORM OF AMENDED AND RESTATED RASER NOTE